UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: July 26, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization: Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 8 - OTHER EVENTS

Item 8.01	Other Events

On July 26, 2018, NextEra Energy Partners, LP (NEP) entered into a Distribution Agency Agreement (the Agreement) with Barclays Capital Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the Agents) in connection with the replacement in its entirety of NEP’s expiring at-the-market program implemented in 2015. Pursuant to the Agreement, NEP may offer and sell, from time to time, common units, having an aggregate sales price not to exceed $150,000,000, through an Agent or to an Agent as principal.

Any units offered under the Agreement will be issued pursuant to NEP’s Registration Statement on Form S-3 (No. 333-226069).

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the offering of the offered units.

The foregoing description of the new agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

1	Distribution Agency Agreement, dated July 26, 2018, among NextEra Energy Partners, LP, Barclays Capital Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5	Opinion of Morgan, Lewis & Bockius LLP with respect to the issuance and sale of the offered units

23	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2018

NextEra Energy Partners, LP
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

3